UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         April 8, 2002 (April 8, 2002)
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)

                        Commission File Number: 000-29727

                               PARTSBASE, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

             Delaware                                   76-0604158
    -------------------------------                -------------------
    (State or Other Jurisdiction of                   (IRS Employer
    Incorporation or Organization)                 Identification No.)

                              905 Clint Moore Road
                          Boca Raton, Florida 33487-8233
                     ---------------------------------------
                    (Address of Principal Executive Offices)

                                 (561) 953-0700
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     The   Company  has   received  a  proposal   from Robert   Hammond,   the
Company's Chairman of the Board, President, CEO and majority stockholder, and a limited partnership controlled by Mr. Hammond to acquire the remaining shares of the Company's common stock, approximately 5,000,000 shares or approximately 36 % of the shares currently outstanding, Mr. Hammond does not own or control at a price of $1.02 per share. The proposal is subject to, among other things, a definitive merger agreement, approval of both the Board of Directors and shareholders of PartsBase, Inc., receipt of any regulatory approval which may be necessary and a fairness opinion from the Company's investment banker. The proposal expires on May 5, 2002. The Board of Directors of the Company has formed a special committee to consider the proposed transaction. The special committee is in the process of engaging legal counsel and an independent financial advisor to evaluate the proposal

     A copy of the Company's press release of April 10, 2002 and the Acquisition Proposal Letter of April 5, 2002 from Mr. Hammond's group to the Company's Board of Directors are included herein as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and the foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits. The press release should be read in conjunction with the Note Regarding Forward Looking Statements, which is included in the text of such press release.

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     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

 Exhibit     Description
 -------    --------------------------------------------------------------------
  99.1      Press  Release  Issued  by  the Company on April 10, 2002  regarding the Acquisition Proposal received from the Hammond Group dated
            April 5, 2002.
  99.2      Acquisition Proposal Letter of April 5, 2002 received from the
            Hammond Group.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         PARTSBASE, INC.

                                         /s/ Robert A. Hammond
                                         ---------------------------------
                                         Robert A. Hammond, Jr., President


Date: April 10, 2002

                                  EXHIBIT INDEX


Exhibit   Description
------    ----------------------------------------------------------------------
99.1 Press Release Issued by the Company on April 10, 2002 regarding the Acquisition Proposal received from the Hammond Group dated
          April 5, 2002.
99.2      Acquisition Proposal Letter of April 5, 2002 received from the
          Hammond Group

EXHIBIT 99.1

Company Press Release

        PartsBase Announces Proposed Going Private Transaction Led by CEO


Boca Raton, FL, April 10, 2002 /Bizwire/ -- PartsBase, Inc. (Nasdaq: PRTS) today announced that it has received a proposal from Robert Hammond, its Chief Executive Officer, President, Chairman of the Board and majority stockholder and a limited partnership controlled by Robert Hammond for a going private transaction. The proposed transaction would be in the form of a merger with a corporation owned and/or controlled by Robert Hammond. Pursuant to the proposal, the stockholders of PartsBase (other than Mr. Hammond or entities controlled by him) would receive $1.02 per share in exchange for each share of PartsBase Common Stock owned. As of the date hereof, Mr. Hammond owns or controls approximately 65% of the outstanding shares of PartsBase or approximately 9,150,000 shares of a total of 13,977,920 shares outstanding.

The Board of Directors has appointed Pierre Narath, Thomas Van Hare and Ed McCartin to serve on a Special Committee to review the proposed transaction. The Special Committee intends to retain an independent financial advisor and legal counsel for purposes of evaluating the proposal.

The proposed transaction would result in the acquisition of all of the outstanding shares of common stock of the Company (other than shares owned or controlled by Mr. Hammond). The final terms of an acquisition, if any, will be based on negotiations between Mr. Hammond and the Company. The proposed acquisition is subject to, among other things, approval of the proposed transaction by the Board of Directors and stockholders of PartsBase, Inc., receipt of any regulatory approvals which may be necessary, the receipt of a fairness opinion, the inapplicability (either by its terms or as a result of Company Board action) of certain business combination provisions under Delaware law, the receipt of satisfactory financing by Mr. Hammond to consummate the transaction and the termination of all outstanding options and warrants of the Company. There can be no assurance that a definitive merger agreement will be executed and delivered, or that the proposed transaction will be consummated.

The proposed acquisition may only be completed in accordance with applicable state and federal laws including the Securities Act of 1933 and the Securities Exchange Act of 1934,as amended .

This press release shall not constitute an offer or a solicitation of an offer to buy or sell any securities of the Company.

About PartsBase, Inc.
     PartsBase,  Inc.  core  business  is  as an  online  provider  of  Internet business-to-business e-commerce services for the aviation industry. The Company's global e-marketplace provides a means for over 10,000 members in more than 125 countries to buy and sell new, used and overhauled aviation parts in an efficient, competitive, and cost-effective manner. Current members of
PartsBase's e-marketplace include Boeing, Honeywell, Federal Express, BE Aerospace, Fokker, Raytheon, Rolls Royce, United Airlines, Frontier Airlines, BF Goodrich Aerospace, Saab, Lufthansa and Northrup Grumman.

     RNpartners, Inc., a newly formed, wholly owned subsidiary, is a provider of critical care registered nurses for temporary assignment to hospitals in Palm Beach and Broward counties of the State of Florida.

     This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to competition from other service providers, the Company's ability to grow its subscriber and hospital base, to offer new functionality to that will be accepted by the aviation marketplace and to attract a sufficient number of registered nurses in a limited talent pool. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the increasingly competitive and constantly changing nature of the business-to-business e-commerce market. More information about potential factors that could affect the Company's business and financial results is included in the Company's Registration Statement on Form S-1 (SEC File No. 333-94337), as amended, and the Company's reports filed pursuant to the Securities Exchange Act of 1934, including, without limitation, under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors", and "Competition", which are on file with the SEC (http://www.sec.gov).
SOURCE PartsBase, Inc.

Contact: For more information on PartsBase:
                  Mark Weicher, Chief Financial Officer (mweicher@partsbase.com)
                  Phone: 561.953.0702       Fax: 561.953.0786

EXHIBIT 99.2

Acquisition Proposal Letter of April 5, 2002 received from the Hammond Group


                             Robert A. Hammond, Jr.
                                R. Hammond, L.P.
                              905 Clint Moore Road
                              Boca Raton, FL 33487

                                                                   April 5, 2002

CONFIDENTIAL

Board of Directors
PartsBase, Inc.
905 Clint Moore Road
Boca Raton, FL  33487

Gentlemen:

     This letter outlines the basic terms and conditions of the proposed acquisition (the "Merger") of PartsBase, Inc. ("PartsBase"), in the manner described below, by Robert A. Hammond, Jr. and R. Hammond, L.P. (the "Buyers"), through a company to be formed by the Buyers ("Newco"). While this letter does not constitute a legally binding agreement (except to the extent described below), and Buyers' proposal is subject to the negotiation and execution of a definitive merger agreement (the "Agreement"), this letter does evidence Buyer's good faith intention to proceed on the following basic terms and conditions:

1. Merger Structure. The Merger would be accomplished by a merger of Newco (or another new company that would be a wholly-owned subsidiary of Newco) with and into PartsBase, which would be the surviving corporation in the Merger. Prior to the closing of the Merger, Buyers would contribute all of their PartsBase common stock to Newco. The Agreement would provide that each PartsBase shareholder, other than Newco, would receive a $1.02 per share of PartsBase common stock, which represents a 50% premium to the closing price PartsBase common stock on April 5, 2002. Following the Merger, the Buyers (directly or through Newco) would own 100% of the equity interest in PartsBase on a fully diluted basis.

2. Definitive Agreement. Buyers and PartsBase will proceed in good faith toward negotiation and execution of the Agreement, which shall contain mutually agreeable terms, representations, conditions and covenants, consistent with the terms of this letter. If the Agreement has not been executed by 5:00 p.m., Eastern Standard Time, on May 3, 2002, either party may terminate this letter upon written notice to the other party, except for the items enumerated in paragraph 4, which shall remain in full force and effect.

3. Conditions. This letter is and, to the extent applicable, the Agreement will be, subject to the following conditions: (a) negotiation and execution of an Agreement with mutually agreeable terms, representations, conditions and covenants; (b) approval of the Merger by the board of directors of PartsBase;
(c) approval of the Merger by shareholders of PartsBase; (d) receipt of all necessary consents without payment by Buyers, Newco, the merger subsidiary (if any) or PartsBase of any penalty from creditors, lessors or customers of PartsBase or other third parties; (e) receipt of any regulatory approvals necessary to complete the transaction; (f) delivery of an opinion of the Company's investment banker (pursuant to engagement by a special committee of the PartsBase board), to the effect that the Merger is fair to the shareholders of PartsBase from a financial point of view; (g) termination of all outstanding options and warrants of PartsBase; (h) obtaining by Newco of satisfactory financing; (i) either (1) the provisions of Section 203 of the Delaware General Corporation Laws or any other similar applicable laws shall not be applicable by their terms to any of the transactions contemplated by this letter; or (2) the board of directors of PartsBase shall have taken such action as is necessary or advisable and shall have given such approvals as may be required to make inapplicable to any of the transactions contemplated hereby the restrictions (including the requirements of special votes of shareholders) set forth in any such laws.

4. Fees and Expenses. Each party will be responsible for its own legal, accounting, investment banking and other expenses incurred in connection with this letter, the Agreement and all matters related thereto. Each party will indemnify and hold harmless the other against the claims of any brokers or finds in respect of the Merger.

5. Non-Binding Agreement. This letter evidences the intent of Buyers to proceed in good faith to pursue the Merger described above, subject to the conditions stated herein. Except for the provisions of paragraph 4, however, nothing herein shall constitute a legally binding agreement of Buyers or PartsBase. The proposed Merger is expressly conditioned upon Buyers (or Newco) and PartsBase entering into a mutually acceptable Agreement and upon satisfaction of the conditions contained therein. Unless the Agreement is entered into in writing by such parties, regardless of the reason that the Agreement is not executed, neither Buyers nor PartsBase shall be under any obligation to the other (except as set forth in paragraph 4) for damages, expenses or otherwise, irrespective of any negotiations, agreements or understandings heretofore or hereafter existing between the parties, and irrespective of any implied course of conduct between the parties.

6. Governing Law. The letter shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

     If the foregoing accurately reflects the basis terms and conditions upon which PartsBase would be willing to consummate the transactions contemplated by this letter, please sign one copy of this letter of intent and return it to Buyers. This letter may be withdrawn by Buyers upon notice to PartsBase, at any time prior to Buyers' receipt of PartsBase acceptance of this letter.

Very truly yours,

/s/ Robert A. Hammond, Jr.
--------------------------
   Robert A. Hammond, Jr.

R. A. Hammond, L.P.

By: /s/Robert A. Hammond, Jr.
    -------------------------
      Robert A. Hammond, Jr.
      General Partner


Accepted and agreed as of
April ___, 2002.



PartsBase, Inc.

By:_______________________
Name:____________________
Title:_____________________



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